Telenav Reports Second Quarter Fiscal 2019 Financial Results

SANTA CLARA, Calif., - Feb. 7, 2019 - Telenav®, Inc. (NASDAQ:TNAV), a leading provider of connected car and location-based services, today released its financial results for the quarter ended Dec. 31, 2018, the second quarter of fiscal 2019. In connection with that announcement, the company also posted a quarterly letter to stockholders on its website. Please visit Telenav’s investor relations website at http://investor.telenav.com to view the financial results and letter to stockholders.
“In the second quarter, we achieved a significant milestone of positive adjusted cash flow from operations, a non-GAAP measure, evidence that the company is improving its financial fundamentals while driving growth,” said HP Jin, Chairman and CEO of Telenav. “We continued to increase our revenue and billings from General Motors, which were approximately 17% and 20% respectively during the second quarter compared to 7% and 7% for revenue and billings in the second quarter of fiscal 2018. Consistent with our mission of making people’s lives less stressful, more productive, and more fun on the go, we are collaborating with Amazon to integrate the Alexa voice interface for in-car navigation, an integration we demonstrated at CES 2019.”
Telenav's Board of Directors has authorized a program for the repurchase of up to $20.0 million of shares of common stock through open market purchases. The term of the program is 18 months. The timing and amount of repurchase transactions under this program will depend on market conditions, cash flow and other considerations.
Financial highlights for the second quarter ended Dec. 31, 2018

•
Total revenue for the second quarter of fiscal 2019 was $57.2 million, inclusive of $4.1 million related to annual map updates, which are recognized when Telenav provides updated maps, and $1.7 million of customized software development fees, compared with $61.4 million in the second quarter of fiscal 2018, of which $3.0 million was related to periodic map updates, and $0.6 million of customized software development fees.

•
Billings for the second quarter of fiscal 2019 were $63.6 million, compared with $70.1 million in the second quarter of fiscal 2018. The year over year decline in revenue and billings was due primarily to lower per unit pricing in the company’s automotive business unit resulting from lower third-party content costs charged through to our customers, partially offset by higher unit volume on its automotive solutions, and lower advertising and mobile navigation revenue. Absent the impact on revenue and billings from the lower third-party content costs, both revenue and billings would have grown during the quarter, as illustrated by the growth of gross profit and adjusted cash flow from operations.

•
Gross profit was $25.0 million in the second quarter of fiscal 2019, compared with $23.5 million in the second quarter of fiscal 2018. Automotive gross profit was $19.4 million in the second quarter of fiscal 2019, a 13.2% increase from $17.2 million in the second quarter of fiscal 2018.

•
Net loss for the second quarter of fiscal 2019 was $(4.6) million, compared with $(8.4) million for the second quarter of fiscal 2018. The year over year decrease in loss was due primarily to higher gross profit in the automotive business unit and lower overall operating expenses.

•
Adjusted cash flow from operations (formerly referred to as adjusted EBITDA on billings) for the second quarter of fiscal 2019 was $2.6 million compared with $(1.8) million in the second quarter of fiscal 2018.

•
Ending cash, cash equivalents and short-term investments, excluding restricted cash, were $85.9 million as of Dec. 31, 2018 an increase of $4.6 million compared to the September 30, 2018 cash balance of $81.3 million. This total represented cash and short-term investments of $1.89 per share, based on 45.5 million shares of common stock outstanding as of Dec. 31, 2018. Telenav had no debt as of Dec. 31, 2018.

Recent Business Highlights

•	1.3 million Telenav-equipped vehicles capable of connected services were deployed into the global market during the quarter ended Dec. 31, 2018, bringing the cumulative total to 11.9 million.

•	Telenav surpassed 21 million total auto units shipped with Telenav software and services.

•	GM launched Telenav’s hybrid navigation solution on additional model year 2019 vehicles, including the Chevrolet Blazer and Malibu, and the Cadillac CT6.

•	Toyota launched Telenav’s Scout GPS Link on additional model year 2019 vehicles, including the Toyota RAV4 and the Lexus UX.

•	A contract amendment for the previously announced award of Ford next generation business in North America was executed in December 2018.

•	Telenav announced collaboration with Amazon Alexa to bring conversational voice interface for in-car navigation.

Q3 Fiscal 2019 Business Outlook
For the third fiscal quarter ending Mar. 31, 2019, Telenav offers the following guidance.

•	Total revenue is expected to be $49 million to $53 million.

•	Billings are expected to be $61 million to $65 million including $2.5 million of customized software development fees.

•	Gross margin is expected to be approximately 45%.

•	Direct contribution margin from billings is expected to be approximately 45%.

•	Operating expenses are expected to be $31 million to $32 million.

•	Net loss is expected to be $(7) million to $(9) million.

•	Adjusted EBITDA loss is expected to be $(5) million to $(6) million.

•	Adjusted cash flow from operations is expected to be $(1) million to $1 million.

•	Automotive revenue is expected to be $42 million to $45 million.

•	Advertising revenue is expected to be approximately $5 million.

•	Weighted average diluted shares outstanding is expected to be approximately 45.6 million.
Subject to anticipated volumes, take rates and timing of model expansion under Telenav’s various automobile manufacturer and tier one supplier programs, including the potential impact, if any, of our auto manufacturer customers’ transition of their North American passenger car portfolio to trucks, SUVs and CUVs, and assuming no unforeseen impact from macroeconomic changes, including Federal government shutdowns and tariff impacts, Telenav anticipates that adjusted cash flow from operations will be positive for fiscal 2019.
The above information concerning guidance represents Telenav’s outlook only as of the date hereof and is subject to change as a result of amendments to material contracts, other changes in business conditions and other factors. Please refer to the disclosures under “Forward-Looking Statements” below. Telenav undertakes no obligation to update or revise any financial forecast or other forward-looking statements, as a result of new developments, or otherwise.

Conference Call and Quarterly Commentary
Telenav will host an investor conference call and live webcast on Thursday, Feb. 7, 2019 at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time). Management has posted its letter to stockholders in combination with this press release on its investor relations website in lieu of management providing remarks at the start of the conference call. Instead, management will respond to questions during the call. To listen to the webcast and view Telenav’s quarterly commentary, please visit Telenav’s investor relations website at http://investor.telenav.com. Listeners can also access the conference call by dialing 888-394-8218 (toll-free, domestic only) or 323-794-2588 (domestic and international toll) and entering pass code 2400241. A replay of the conference call will be available for two weeks beginning approximately two hours after the call’s completion. To access the replay, dial 888-203-1112 (toll-free, domestic only) or 719-457-0820 (domestic and international toll) and enter pass code 2400241.
ASC 606 Implementation
As reported previously, Telenav adopted ASC 606, Revenue from Contracts with Customers, effective July 1, 2018, utilizing the full retrospective transition method. All prior period amounts and disclosures set forth in this earnings release have been adjusted to comply with ASC 606. Under this accounting methodology, certain automotive royalty amounts earned are bifurcated when there exist various underlying obligations. Revenue is recognized upon fulfillment of the underlying obligation. Such various obligations related to earned royalties generally include an onboard navigation component recognized as revenue when each navigation unit is delivered and accepted, a connected services component recognized as revenue over the applicable service period, and a map update component recognized as revenue upon periodic delivery of the applicable map updates.
The adjustments required to transition to ASC 606 on July 1, 2018 resulted in $160.6 million of deferred revenue and $86.9 million of deferred costs originally reported on the company’s balance sheet as of June 30, 2018 being recorded instead as revenue and cost of revenue, respectively, in prior periods as adjusted. In addition, the adoption of ASC 606 required the company to capitalize an additional $4.2 million, net, of deferred development costs on its adjusted June 30, 2018 balance sheet, resulting in a net decrease in deferred costs of $82.7 million. The net impact of the Company’s adoption of ASC 606 as of June 30, 2018 was an adjustment to decrease its accumulated deficit by $77.8 million. All prior period amounts have been adjusted to comply with ASC 606.
Material Weakness in Internal Control over Financial Reporting
During the three months ended Dec. 31, 2018, Telenav management identified certain errors related to its implementation ASC 606 due to the Company’s internal control over financial reporting relating to supervision and review of the financial models supporting Telenav’s revenue recognition accounting and disclosures not operating effectively. Telenav management concluded that, because this deficiency created a more than remote likelihood of a material misstatement not being prevented or detected on a timely basis, this deficiency constituted a material weakness in internal control over financial reporting.
A more detailed explanation, together with a description of the remediation plan that we have adopted to address the identified internal control deficiencies, will be included in our Quarterly Report on Form 10-Q for the quarter ended Dec. 31, 2018.
Use of Non-GAAP Financial Measures
Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as billings, direct contribution from billings, direct contribution margin from billings, change in deferred revenue, change in deferred costs, adjusted EBITDA, adjusted cash flow from operations and free cash flow included in this press release are different from those otherwise presented under GAAP. Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain items and, therefore, are helpful in understanding Telenav’s underlying operating results. These non-GAAP measures are some of the primary measures Telenav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.
To reconcile the historical GAAP results to non-GAAP financial metrics, please refer to the reconciliations in the financial statements included in this earnings release.
Billings equals revenue recognized plus the change in deferred revenue from the beginning to the end of the applicable period. Direct contribution from billings reflects gross profit plus change in deferred revenue less change in deferred costs from the beginning to the end of the applicable period. Direct contribution margin from billings reflects direct contribution from billings divided by billings. Telenav has also provided a breakdown of the calculation of the change in deferred revenue by segment, which is added to revenue in calculating its non-GAAP metric of billings. In connection with its presentation of the change in deferred revenue, Telenav has provided a similar presentation of the change in the related deferred costs. Such deferred costs primarily include costs associated with third party content and certain development costs associated with its customized software solutions whereby customized engineering fees are earned. As the company enters into more hybrid and brought-in navigation programs, deferred revenue and deferred costs become larger components of its operating results, so Telenav believes these metrics are useful in evaluating cash flows.
Telenav considers billings, direct contribution from billings and direct contribution margin from billings to be useful metrics for management and investors because billings drive revenue and deferred revenue, which is an important indicator of its business. Telenav believes direct contribution from billings and direct contribution margin from billings are useful metrics because they reflect the impact of the contribution over time for such billings, exclusive of the incremental costs incurred to deliver any related service obligations. There are a number of limitations related to the use of billings, direct contribution from billings and direct contribution margin from billings versus revenue, gross profit, and gross margin calculated in accordance with GAAP. First, billings, direct contribution from billings and direct contribution margin from billings include amounts that have not yet been recognized as revenue or cost and may require additional services or costs to be provided over contracted service periods. For example, billings related to certain brought-in solutions cannot be fully recognized as revenue in a given period due to requirements for ongoing map updates and provisioning of services such as hosting, monitoring, customer support, map updates and, for certain customers, additional period content and associated technology costs. Accordingly, direct contribution from billings and direct contribution margin from billings do not include all costs associated with billings. Second, Telenav may calculate billings, direct contribution from billings, and direct contribution margin from billings in a manner that is different from peer companies that report similar financial measures, making comparisons between companies more difficult. When Telenav uses these measures, it attempts to compensate for these limitations by providing specific information regarding billings, direct contribution from billings and direct contribution margin from billings and how they relate to revenue, gross profit and gross margin calculated in accordance with GAAP.
Adjusted EBITDA measures net loss excluding the impact of stock-based compensation expense, depreciation and amortization, other income (expense) net, provision (benefit) for income taxes, and other applicable items such as legal settlements and contingencies, deferred rent reversal and tenant improvement allowance recognition due to sublease termination, net of tax. Stock-based compensation expense relates to equity incentive awards granted to its employees, directors, and consultants. Legal settlements and contingencies represent settlements, offers made to settle, or loss accruals relating to litigation or other disputes in which Telenav is a party or the indemnitor of a party. Deferred rent reversal and tenant improvement allowance recognition represent the reversal of Telenav’s deferred rent liability and recognition of Telenav’s deferred tenant improvement allowance, as amortization of these amounts is no longer required due to the termination of the company’s Santa Clara facility sublease and subsequent entry into a new lease agreement with its landlord for this same facility effective Sept. 2017.
Adjusted EBITDA and adjusted cash flow from operations are key measures used by Telenav’s management and board of directors to understand and evaluate Telenav’s core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-

term operational plans. In particular, Telenav believes that the exclusion of the expenses eliminated in calculating adjusted EBITDA and adjusted cash flow from operations can provide a useful measure for period-to-period comparisons of Telenav’s core business.
Adjusted cash flow from operations measures adjusted EBITDA plus the effect of changes in deferred revenue and deferred costs. Telenav believes adjusted cash flow from operations is a useful measure, especially in light of the impact it continues to expect on reported revenue for certain value-added offerings the company provides its customers, including map updates and the impact of future deliverables. Adjusted EBITDA and adjusted cash flow from operations, while generally measures of profitability and the generation of cash, can also represent losses and the use of cash, respectively. In addition, adjusted cash flow from operations is a key financial measure used by the compensation committee of Telenav’s board of directors in connection with the development of incentive-based compensation for Telenav’s executive officers and employees. Accordingly, Telenav believes that adjusted cash flow from operations generally provides useful information to investors and others in understanding and evaluating Telenav’s operating results in the same manner as its management and board of directors.
Free cash flow is a non-GAAP financial measure Telenav defines as net cash provided by (used in) operating activities, less purchases of property and equipment. Telenav considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash (used in) generated by its business after purchases of property and equipment.
In this press release, Telenav has provided guidance for the third quarter of fiscal 2019 on a non-GAAP basis for billings, direct contribution margin from billings, adjusted EBITDA and adjusted cash flow from operations. Telenav does not provide reconciliations of these forward-looking non-GAAP financial measures to the corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections with respect to deferred revenue, deferred costs, stock-based compensation and tax provision, which are components of these non-GAAP financial measures. In particular, stock-based compensation is impacted by future hiring and retention needs, as well as the future fair market value of Telenav’s common stock, all of which is difficult to predict and subject to constant change. The actual amounts of these items will have a significant impact on Telenav’s net loss per diluted share and tax provision. Accordingly, reconciliations of Telenav’s forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available without unreasonable effort.

Forward Looking Statements
This press release contains forward-looking statements that are based on Telenav management’s beliefs and assumptions and on information currently available to its management. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others: Telenav’s ability to develop and implement products for Ford, GM and Toyota and to support Ford, GM and Toyota and their customers; the impact of Ford’s recent announcement regarding the elimination of various sedans in North America and Europe over the near term and GM’s recent announcement regarding the elimination of various sedans in North America in the near term; the impact of tariffs on sales of automobiles in the United States and other markets; the impact of the anticipated departure of the United Kingdom from the European Union on sales of automobiles in the United Kingdom and automotive supply chains; Telenav’s success in extending its contracts for current and new generation of products with its existing automobile manufacturers and tier ones, particularly Ford; Telenav’s ability to achieve additional design wins and the delivery dates of automobiles including Telenav’s products; adoption by vehicle purchasers of Scout GPS Link; Telenav’s dependence on a limited number of automobile manufacturers and tier ones for a substantial portion of its revenue; reductions in demand for automobiles; potential impacts of automobile manufacturers and tier ones including competitive capabilities in their vehicles such as Apple CarPlay and Android Auto; its advertising business; Telenav’s ability to develop new advertising products and technology while also achieving cash flow break even and ultimately profitability in the advertising business; any failure to meet financial performance expectations of securities analysts or investors; failure to reach agreement with customers for awards and contracts on products and services in which Telenav has expended resources developing; competition from other market participants who may provide comparable services to subscribers without charge; the timing of new product releases and vehicle production by Telenav’s automotive customers, including inventory procurement and fulfillment; possible warranty claims, and the impact on consumer perception of its brand; Telenav’s ability to develop and support products including OpenStreetMap (“OSM”), as well as transition existing navigation products to OSM and any economic benefit anticipated from the use of OSM versus proprietary map products; the potential that Telenav may not be able to realize its deferred tax assets and may have to take a reserve against them; Telenav’s reliance on its automobile manufacturers for volume and royalty reporting; the impact on revenue recognition and other financial reporting due to the amendment of contracts or changes in accounting standards; and macroeconomic and political conditions in the U.S. and abroad, in particular China. Telenav discusses these risks in greater detail in “Risk Factors” and elsewhere in its Form 10-Q for the fiscal quarter ended September 30, 2018 and other filings with the U.S. Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date made. You should review the company’s SEC filings carefully and with the understanding that actual future results may be materially different from what Telenav expect.

ABOUT TELENAV, INC.
Telenav is a leading provider of connected car and location-based services, focused on transforming life on the go for people - before, during, and after every drive. Leveraging our location platform, we enable our customers to deliver custom connected car and mobile experiences. Fortune 500 advertisers and local advertisers can now reach millions of users with Telenav’s highly-targeted advertising platform. To learn more about how Telenav’s location platform powers personalized navigation, mapping, big data intelligence, social driving, and location-based advertising, visit www.telenav.com.

Copyright 2019 Telenav, Inc. All Rights Reserved.
“Telenav,” “Scout,” “Thinknear” and the Telenav, Scout and Thinknear logos are registered trademarks of Telenav, Inc. Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.
TNAV-F

TNAV-C

Investor Relations:
Bishop IR
Mike Bishop
415-894-9633
IR@telenav.com

Media:
Raphel Finelli
408-667-5970
raphelf@telenav.com

-- Financial Tables Follow --

Telenav, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(unaudited)

	December 31, 2018	June 30, 2018 As Adjusted(1)
Assets
Current assets:
Cash and cash equivalents	$22,405	$17,117
Short-term investments	63,544	67,829
Accounts receivable, net of allowances of $10 and $17 at December 31, 2018 and June 30, 2018, respectively	43,593	46,188
Restricted cash	2,476	2,982
Deferred costs	13,950	11,759
Prepaid expenses and other current assets	3,552	3,867
Total current assets	149,520	149,742
Property and equipment, net	6,396	6,987
Deferred income taxes, non-current	486	867
Goodwill and intangible assets, net	30,479	31,046
Deferred costs, non-current	51,515	46,666
Other assets	3,467	2,372
Total assets	$241,863	$237,680
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$22,991	$13,008
Accrued expenses	29,367	38,803
Deferred revenue	23,715	20,714
Income taxes payable	258	221
Total current liabilities	76,331	72,746
Deferred rent, non-current	1,051	1,112
Deferred revenue, non-current	64,057	53,824
Other long-term liabilities	993	1,115
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 45,541 and 44,871 shares issued and outstanding at December 31, 2018 and June 30, 2018, respectively	46	45
Additional paid-in capital	170,747	167,895
Accumulated other comprehensive loss	(2,010)	(1,855)
Accumulated deficit	(69,352)	(57,202)
Total stockholders' equity	99,431	108,883
Total liabilities and stockholders’ equity	$241,863	$237,680

(1) Certain amounts have been adjusted to reflect the retrospective adoption of ASC 606. Such amounts were further revised during the three months ended December 31, 2018 to correct certain immaterial errors.

Telenav, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017 As Adjusted(1)	2018	2017 As Adjusted(1)
Revenue:
Product	$42,397	$45,907	$82,327	$86,299
Services	14,779	15,492	27,048	29,795
Total revenue	57,176	61,399	109,375	116,094
Cost of revenue:
Product	25,015	30,356	48,603	57,679
Services	7,176	7,520	14,350	13,902
Total cost of revenue	32,191	37,876	62,953	71,581
Gross profit	24,985	23,523	46,422	44,513
Operating expenses:
Research and development	19,091	21,399	39,193	42,080
Sales and marketing	4,455	5,136	8,870	10,200
General and administrative	5,721	5,514	11,171	10,725
Legal settlements and contingencies	650	60	650	310
Total operating expenses	29,917	32,109	59,884	63,315
Loss from operations	(4,932)	(8,586)	(13,462)	(18,802)
Other income, net	532	218	2,122	171
Loss before provision for income taxes	(4,400)	(8,368)	(11,340)	(18,631)
Provision for income taxes	181	26	811	281
Net loss	$(4,581)	$(8,394)	$(12,151)	$(18,912)

Net loss per share:
Basic and diluted	$(0.10)	$(0.19)	$(0.27)	$(0.43)
Weighted average shares used in computing net loss per share:
Basic and diluted	45,443	44,476	45,230	44,495

(1) Certain amounts have been adjusted to reflect the retrospective adoption of ASC 606.

Telenav, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Six Months Ended December 31,
	2018	2017 As Adjusted(1)
Operating activities
Net loss	$(12,151)	$(18,912)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,016	1,513
Deferred rent reversal due to lease termination	—	(538)
Tenant improvement allowance recognition due to lease termination	—	(582)
Accretion of net premium on short-term investments	—	113
Stock-based compensation expense	4,384	5,368
Unrealized gain on non-marketable equity investments	(1,259)	—
Loss (gain) on disposal of property and equipment	(8)	6
Bad debt expense	2	37
Changes in operating assets and liabilities:
Accounts receivable	2,578	5,545
Deferred income taxes	366	(23)
Income taxes receivable	—	2
Deferred costs	(7,040)	(13,298)
Prepaid expenses and other current assets	310	(476)
Other assets	26	(620)
Trade accounts payable	10,017	(1,563)
Accrued expenses and other liabilities	(9,962)	(263)
Income taxes payable	39	(61)
Deferred rent	89	767
Deferred revenue	13,234	19,840
Net cash provided by (used in) operating activities	2,641	(3,145)

Investing activities
Purchases of property and equipment	(446)	(3,350)
Purchases of short-term investments	(15,862)	(32,817)
Proceeds from sales and maturities of short-term investments	20,342	33,322
Net cash provided by (used in) investing activities	4,034	(2,845)

Financing activities
Proceeds from exercise of stock options	26	235
Tax withholdings related to net share settlements of restricted stock units	(1,559)	(1,606)
Net cash used in financing activities	(1,533)	(1,371)

Effect of exchange rate changes on cash and cash equivalents	(360)	563
Net increase (decrease) in cash, cash equivalents and restricted cash	4,782	(6,798)
Cash, cash equivalents and restricted cash, at beginning of period	20,099	24,158
Cash, cash equivalents and restricted cash, at end of period	$24,881	$17,360
Supplemental disclosure of cash flow information
Income taxes paid, net	$586	$640

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$22,405	$13,956
Restricted cash	2,476	3,404
Total cash, cash equivalents and restricted cash	$24,881	$17,360
(1) Certain amounts have been adjusted to reflect the retrospective adoption of ASC 606.

Telenav, Inc.
Condensed Consolidated Segment Summary
(in thousands, except percentages)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017 As Adjusted(1)	2018	2017 As Adjusted(1)
Automotive
Revenue	$47,522	$49,157	$91,004	$92,498
Cost of revenue	28,081	31,981	54,698	60,724
Gross profit	$19,441	$17,176	$36,306	$31,774
Gross margin	41%	35%	40%	34%
Advertising
Revenue	$7,016	$8,742	$12,963	$16,357
Cost of revenue	3,286	4,402	6,506	7,814
Gross profit	$3,730	$4,340	$6,457	$8,543
Gross margin	53%	50%	50%	52%
Mobile Navigation
Revenue	$2,638	$3,500	$5,408	$7,239
Cost of revenue	824	1,493	1,749	3,043
Gross profit	$1,814	$2,007	$3,659	$4,196
Gross margin	69%	57%	68%	58%
Total
Revenue	$57,176	$61,399	$109,375	$116,094
Cost of revenue	32,191	37,876	62,953	71,581
Gross profit	$24,985	$23,523	$46,422	$44,513
Gross margin	44%	38%	42%	38%
(1) Certain amounts have been adjusted to reflect the retrospective adoption of ASC 606.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Revenue to Billings

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Automotive
Revenue	$47,522	$49,157	$91,004	$92,498
Adjustments:
Change in deferred revenue	6,495	8,940	13,324	20,091
Billings	$54,017	$58,097	$104,328	$112,589
Advertising
Revenue	$7,016	$8,742	$12,963	$16,357
Adjustments:
Change in deferred revenue	—	—	—	—
Billings	$7,016	$8,742	$12,963	$16,357
Mobile Navigation
Revenue	$2,638	$3,500	$5,408	$7,239
Adjustments:
Change in deferred revenue	(103)	(194)	(90)	(251)
Billings	$2,535	$3,306	$5,318	$6,988
Total
Revenue	$57,176	$61,399	$109,375	$116,094
Adjustments:
Change in deferred revenue	6,392	8,746	13,234	19,840
Billings	$63,568	$70,145	$122,609	$135,934

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Deferred Revenue to Change in Deferred Revenue
Reconciliation of Deferred Costs to Change in Deferred Costs

	Three Months Ended December 31, 2018
	Automotive	Advertising	Mobile Navigation	Total
Deferred revenue, December 31	$87,325	$—	$447	$87,772
Deferred revenue, September 30	80,830	—	550	81,380
Change in deferred revenue	$6,495	$—	$(103)	$6,392

Deferred costs, December 31	$65,465	$—	$—	$65,465
Deferred costs, September 30	62,806	—	—	62,806
Change in deferred costs	$2,659	$—	$—	$2,659

	Three Months Ended December 31, 2017
	Automotive	Advertising	Mobile Navigation	Total
Deferred revenue, December 31	$58,321	$—	$633	$58,954
Deferred revenue, September 30	49,381	—	827	50,208
Change in deferred revenue	$8,940	$—	$(194)	$8,746

Deferred costs, December 31	$48,724	$—	$—	$48,724
Deferred costs, September 30	43,018	—	—	43,018
Change in deferred costs	$5,706	$—	$—	$5,706

	Six Months Ended December 31, 2018
	Automotive	Advertising	Mobile Navigation	Total
Deferred revenue, December 31	$87,325	$—	$447	$87,772
Deferred revenue, June 30	74,001	—	537	74,538
Change in deferred revenue	$13,324	$—	$(90)	$13,234

Deferred costs, December 31	$65,465	$—	$—	$65,465
Deferred costs, June 30	58,425	—	—	58,425
Change in deferred costs	$7,040	$—	$—	$7,040

	Six Months Ended December 31, 2017
	Automotive	Advertising	Mobile Navigation	Total
Deferred revenue, December 31	$58,321	$—	$633	$58,954
Deferred revenue, June 30	38,230	—	884	39,114
Change in deferred revenue	$20,091	$—	$(251)	$19,840

Deferred costs, December 31	$48,724	$—	$—	$48,724
Deferred costs, June 30	35,426	—	—	35,426
Change in deferred costs	$13,298	$—	$—	$13,298

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except percentages)
Reconciliation of Gross Profit to Direct Contribution from Billings

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Automotive
Gross profit	$19,441	$17,176	$36,306	$31,774
Gross margin	41%	35%	40%	34%
Adjustments to gross profit:
Change in deferred revenue	6,495	8,940	13,324	20,091
Change in deferred costs(1)	(2,659)	(5,706)	(7,040)	(13,298)
Net change	3,836	3,234	6,284	6,793
Direct contribution from billings(1)	$23,277	$20,410	$42,590	$38,567
Direct contribution margin from billings(1)	43%	35%	41%	34%

Advertising
Gross profit	$3,730	$4,340	$6,457	$8,543
Gross margin	53%	50%	50%	52%
Adjustments to gross profit:
Change in deferred revenue	—	—	—	—
Change in deferred costs	—	—	—	—
Net change	—	—	—	—
Direct contribution from billings	$3,730	$4,340	$6,457	$8,543
Direct contribution margin from billings	53%	50%	50%	52%

Mobile Navigation
Gross profit	$1,814	$2,007	$3,659	$4,196
Gross margin	69%	57%	68%	58%
Adjustments to gross profit:
Change in deferred revenue	(103)	(194)	(90)	(251)
Change in deferred costs	—	—	—	—
Net change	(103)	(194)	(90)	(251)
Direct contribution from billings	$1,711	$1,813	$3,569	$3,945
Direct contribution margin from billings	67%	55%	67%	56%

Total
Gross profit	$24,985	$23,523	$46,422	$44,513
Gross margin	44%	38%	42%	38%
Adjustments to gross profit:
Change in deferred revenue	6,392	8,746	13,234	19,840
Change in deferred costs(1)	(2,659)	(5,706)	(7,040)	(13,298)
Net change	3,733	3,040	6,194	6,542
Direct contribution from billings(1)	$28,718	$26,563	$52,616	$51,055
Direct contribution margin from billings(1)	45%	38%	43%	38%

(1) Deferred costs primarily include costs associated with third party content and in connection with certain customized software solutions, the costs incurred to develop those solutions. We expect to incur additional costs in the future due to requirements to provide ongoing provisioning of services such as hosting, monitoring and customer support. Accordingly, direct contribution from billings and direct contribution margin from billings do not reflect all costs associated with billings.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Net Loss to Adjusted EBITDA and Adjusted Cash Flow from Operations

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Net loss	$(4,581)	$(8,394)	$(12,151)	$(18,912)
Adjustments:
Legal settlements and contingencies	650	60	650	310
Deferred rent reversal due to lease termination	—	—	—	(538)
Tenant improvement allowance recognition due to lease termination	—	—	—	(582)
Stock-based compensation expense	2,115	2,888	4,384	5,368
Depreciation and amortization expense	1,006	797	2,016	1,513
Other income, net	(532)	(218)	(2,122)	(171)
Provision for income taxes	181	26	811	281
Adjusted EBITDA	(1,161)	(4,841)	(6,412)	(12,731)
Change in deferred revenue	6,392	8,746	13,234	19,840
Change in deferred costs(1)	(2,659)	(5,706)	(7,040)	(13,298)
Adjusted cash flow from operations(1)	$2,572	$(1,801)	$(218)	$(6,189)

(1) We expect to incur additional costs in the future due to requirements to provide ongoing provisioning of services such as hosting, monitoring and customer support. Accordingly, adjusted EBITDA on billings does not reflect all costs associated with billings.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Net Loss to Free Cash Flow

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Net loss	$(4,581)	$(8,394)	$(12,151)	$(18,912)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Change in deferred revenue (1)	6,392	8,746	13,234	19,840
Change in deferred costs (2)	(2,659)	(5,706)	(7,040)	(13,298)
Changes in other operating assets and liabilities	2,672	2,260	3,463	3,308
Other adjustments (3)	3,110	3,736	5,135	5,917
Net cash provided by (used in) operating activities	4,934	642	2,641	(3,145)
Less: Purchases of property and equipment	(346)	(1,064)	(446)	(3,350)
Free cash flow	$4,588	$(422)	$2,195	$(6,495)

(1) Consists of product royalties, customized software development fees, service fees and subscription fees.
(2) Consists primarily of third party content costs and customized software development expenses.
(3) Consist primarily of depreciation and amortization, stock-based compensation expense and other non-cash items.

Telenav, Inc.
Summarized Financial Information Depicting the Impact of ASC 606
(in thousands, except per share amounts)
(unaudited)

	As of June 30, 2018
	As Reported (ASC 605)	Adjustments	As Adjusted (ASC 606)
Assets
Deferred costs	$31,888	$(20,129)	$11,759
Deferred costs, non-current	109,269	(62,603)	46,666
Total assets	320,412	(82,732)	237,680
Liabilities and stockholders' equity
Deferred revenue	52,871	(32,157)	20,714
Deferred revenue, non-current	182,236	(128,412)	53,824
Accumulated deficit	(135,042)	77,840	(57,202)
Total liabilities and stockholders' equity	320,412	(82,732)	237,680

	Three Months Ended December 31, 2017			Six Months Ended December 31, 2017
	As Reported (ASC 605)	Adjustments	As Adjusted (ASC 606)	As Reported (ASC 605)	Adjustments	As Adjusted (ASC 606)
Revenue
Product	$25,307	$20,600	$45,907	$49,271	$37,028	$86,299
Services	13,773	1,719	15,492	26,467	3,328	29,795
Total revenue	39,080	22,319	61,399	75,738	40,356	116,094
Cost of revenue
Product	15,053	15,303	30,356	29,727	27,952	57,679
Services	7,258	262	7,520	13,431	471	13,902
Total cost of revenue	22,311	15,565	37,876	43,158	28,423	71,581
Gross profit	16,769	6,754	23,523	32,580	11,933	44,513
Operating expenses
Research and development	21,903	(504)	21,399	42,985	(905)	42,080
Total operating expenses	32,613	(504)	32,109	64,220	(905)	63,315
Loss from operations	(15,844)	7,258	(8,586)	(31,640)	12,838	(18,802)
Net loss	(15,652)	7,258	(8,394)	(31,750)	12,838	(18,912)
Net loss per share, basic and diluted	$(0.35)	$0.16	$(0.19)	$(0.71)	$0.28	$(0.43)